                                                                    EXHIBIT 10qq

[SEAL OF STATE OF MARYLAND APPEARS HERE]

                                    [LOGO OF MARYLAND STATE POLICE APPEARS HERE]

                               STATE OF MARYLAND
                             MARYLAND STATE POLICE

                             AGREEMENT #MD1096LJK

                                 between the

                     MARYLAND DEPARTMENT OF STATE POLICE

                                      and

                              LOJACK CORPORATION



        THIS AGREEMENT is made this 8th day of November, 1996 between the Maryland Department of State Police, hereinafter known as "MSP" and LoJack Corporation, a Massachusetts Corporation, hereinafter referred to as "LoJack" or "Contractor."

        The MSP, being authorized by statute as the contracting agent for the State of Maryland, will administer and retain authority to change, modify, clarify, amend or otherwise alter the terms, conditions and/or specifications for the term of this Agreement.

        NOW, THEREFORE, the parties to this Agreement set forth the following as the terms and conditions of this Agreement:


                        SECTION A. - GENERAL PROVISIONS
                        -------------------------------

A.1     SCOPE OF AGREEMENT

        This Agreement specifies the terms and conditions by which the MSP and LoJack are both desirous of entering into, regarding the installation, use, maintenance and/or other support services of equipment, communications and other components required for a Stolen Vehicle Recovery System (hereinafter referred to as "System") owned by LoJack, for the purpose of enhancing law enforcement efforts in recovering reported stolen vehicles within the State of Maryland.

        LoJack will be required to furnish the equipment, maintenance and/or other support services indicated herein as required for the installation and support of items under this Agreement. Such equipment, maintenance and/or other support services shall be supplied in conformance with all terms and conditions of this Agreement.



                              "Maryland's Finest"

     The language of this Agreement shall be appropriately construed in such a manner that the singular shall include the plural and the use of feminine, masculine or neuter genders shall be deemed to include the genders not used.


A.2  CONTRACTOR COMMITMENTS, WARRANTIES AND REPRESENTATIONS

     Any commitment by LoJack within this Agreement will be binding upon LoJack. Failure of LoJack to fulfill any such commitment may be cause to terminate this Agreement for default. For the purposes of this Agreement, a commitment by LoJack includes, but is not limited to:

     a. prices and options committed to remain in force over a specified period(s) of time;

     b. any written warranty or representation made by LoJack as to hardware performance and other physical, design or functional characteristics of a machine, electrical component or system; and,

     c. any written representation by LoJack in a proposal, supporting documents, side letters or other memoranda, or negotiations subsequent thereto, as to training to be provided, services to be performed, prices and options committed to remain in force over a fixed period of time or any other similar matter regardless of the fact that the duration of such commitment may exceed the duration of this Agreement.


A.3  INSTALLATION AND TESTING

     a. LoJack will install all equipment necessary for testing on or before December 31, 1996.

     b. The MSP may delay the installation date by notifying LoJack at least ten (10) calendar days before the installation date previously established.

     c. The equipment will not be considered ready for testing until LoJack provides the MSP with the documentation of a successful system audit or a diagnostic test performed at the site which demonstrates that the equipment meets minimum design capabilities as specified by LoJack, and after review of the documentation or test the MSP agrees that the equipment is ready to begin the acceptance test.

     d. If the equipment is certified to be ready on a day prior to the installation date, the MSP and LoJack may elect to test the equipment and change the installation date accordingly.

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     e.    If the equipment is not installed within thirty (30) calendar days after the original installation date, the MSP reserves the right to cancel this Agreement without further obligation whatsoever.

     f. All costs and expenses incurred in connection with the transporting, delivery, installation and testing of the System, will be the responsibility of and paid for in full by LoJack. This provision includes any interfaces that may be required with other computer systems operated by the MSP or other government law enforcement entities.

     g. All equipment installation, repair, modification, update and removal will be performed at MSP facilities or at a site mutually agreed to by the Commander of the MSP Motor Vehicle Division and LoJack.


A.4  DELAYS AND EXTENSIONS OF TIME

     The Contractor agrees to prosecute the work continuously and diligently and no charges or claims for damages shall be made by it for any delays or hindrances from any cause whatsoever during the progress of any portion of the work specified in this Agreement. Time extensions will be granted only for excusable delays that arise from unforeseeable causes beyond the control and without the fault or negligence of the Contractor, including but not restricted to, acts of God, acts of the public enemy, acts of the State in either its sovereign or contractual capacity, acts of another contractor in the performance of a contract with the State, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes or delays of subcontractors or suppliers arising from unforeseeable causes beyond the control and without the fault or negligence of either the Contractor, subcontractors or suppliers.


A.5  RISK OF LOSS OR DAMAGE

     LoJack shall be responsible for all repairs, loss, damage or destruction of all LoJack equipment, materials or supplies provided by LoJack. The MSP is relieved from all risks of loss, damage or destruction of the entire LoJack Stolen Vehicle Recovery System until clear and unrestricted title to such System is transferred to the MSP. The MSP shall promptly notify LoJack of any loss, damage or incident that involves LoJack equipment, materials or supplies associated with the LoJack System. LoJack has the right to maintain insurance coverage against loss or damage to LoJack equipment at LoJack's option and expense. The MSP shall cooperate with LoJack and representatives of the insurance carrier concerning maintenance of any such insurance coverage.

                                       3
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A.6  CONTRACTOR RESPONSIBILITY

     If the Contractor includes equipment, maintenance or other services marketed by other manufacturers or vendors, it will be mandatory for LoJack to act as the prime contractor for the installation and maintenance of the entire proposed configuration. LoJack will be considered as the sole point of contact with regard to all Agreement stipulations to include purchase, if any, and maintenance of the entire configuration(s).

     Whenever any item of hardware, maintenance or other service marketed by another manufacturer or vendor is specifically identified by LoJack, the Contractor hereby warrants and represents that LoJack has made such other manufacturer or vendor aware of the conditions governing such product(s) and that said manufacturer or vendor agrees with LoJack's proposed use of such product(s).

     LoJack warrants and agrees that the LoJack Corporation shall act in the capacity of an independent contractor and in no event whatsoever as an officer, employee, agent, servant, joint venturer, hired person or partner of the MSP. LoJack further agrees to take such actions as necessary to ensure that each subcontractor or any other person associated with the System or its use, is made aware of this provision and agrees in writing that this provision applies equally to such parties.


A.7  TAXES: FEDERAL, STATE AND LOCAL

     The MSP is exempt from federal excise and all state and local taxes. Such taxes shall not be included in Agreement prices. A tax exemption certificate will be furnished to LoJack upon request.

     The Contractor shall be responsible for all federal, state and local taxes applicable to it and for the employer's share of any FICA contributions for its employees.


A.8  PATENT/COPYRIGHT/TRADE SECRET PROTECTION

     LoJack, at its own expense, will defend any suit which may be brought against the MSP for the infringement of United States patents, copyrights or trade secrets arising from LoJack's or the MSP's use of any equipment, materials or information prepared or developed in connection with the performance of this Agreement and in such suit, LoJack will satisfy any final award for any infringement. This is upon the condition that:

     a. LoJack is notified of the suit within a reasonable time after the MSP becomes aware of it; and,

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     b.   LoJack has the full right and opportunity to conduct the defense of any such action. If, however, principles of governmental or public law are involved, the MSP may at its option, participate in the defense of any such action.

     LoJack shall not indemnify the MSP against any claim of infringement arising out of equipment made or modified by an agency to its own specification or design, or any infringement that results from the combination of equipment furnished hereunder with any equipment not supplied by LoJack.

     If in LoJack's opinion the equipment, material, information or services furnished hereunder is likely to or does become the subject or claim of infringement of United States patents, copyrights or trade secrets, then without diminishing LoJack's obligation to satisfy said final award, the Contractor may, at its option, substitute for the alleged infringing equipment, modifications suitably satisfactory to the MSP, or at LoJack's option and expense, obtain the right for the MSP to continue the use of such equipment. If the use of such equipment by the MSP shall be prevented by permanent injunction or LoJack's inability to procure the right for the MSP to continue using the equipment, LoJack agrees to take back the infringing equipment, materials or information and refund the total amount, if any, the MSP had paid LoJack under this Agreement.


A.9  NON-APPROPRIATION

     If the General Assembly fails to appropriate funds or if funds are not otherwise made available for continued performance for any fiscal period of this Agreement succeeding the first fiscal period, this Agreement shall be canceled automatically as of the beginning of the fiscal year for which funds were not appropriated or otherwise made available; provided, however, that this will not affect either the MSP's rights or the Contractor's rights under any termination clause in this Agreement. The effect of termination of this Agreement hereunder will be to discharge both the Contractor and the MSP from future performance of the Agreement, but not from their rights and obligations existing at the time of termination. The Contractor shall be reimbursed for the reasonable value of any non-recurring costs incurred but not amortized in the price, if any, of this Agreement. The MSP shall notify the Contractor as soon as it has knowledge that funds may not be available for the continuation of this Agreement for each succeeding fiscal period beyond the first.

     In the event funding is subject to the availability of Federal funding and such Federal funding is not made available, this Agreement may be terminated effective the date of non-availability of funds for those items dependent on Federal funds.

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A.10  SUBCONTRACTING AND ASSIGNMENTS

      The Contractor may not subcontract or assign, in whole or in part, any portion of this Agreement without the written consent of the MSP. Such consent shall not be unreasonably withheld. This provision shall not prevent the Contractor from assigning their respective rights under this Agreement to any entity owned or controlled by LoJack.

A.11  MARYLAND LAW PREVAILS

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland. In the event that any portion of this Agreement conflicts with the laws of the State of Maryland, the affected portion of this Agreement shall be subject to such changes as are necessary to bring it into compliance with the laws, notwithstanding such provisions, the remainder of this Agreement shall remain in full force and effect.

A.12  ENTIRE AGREEMENT

      This Agreement and all executed attachments constitute the entire agreement between the parties with respect to the subject matter of this Agreement. Any prior agreements which may exist are hereby superseded with respect to equipment, training and/or maintenance services acquired by the MSP under the terms and conditions of this Agreement.

      Any Contractor's terms and conditions that are, or may be, set forth on any invoice or subsequently added by the Contractor, including any terms and conditions packaged with or accompanying Contractor's supplied product(s), inclusive of third party product(s), or otherwise set forth in any manner, are not part of this Agreement.

A.13  AMENDMENTS

      No amendment to this Agreement shall be effective unless it is in writing and signed by the duly authorized representatives of both parties. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent to breach is in writing. For purposes of this Agreement, the only authorized representatives shall be:



         LOJACK CORPORATION                DEPARTMENT OF STATE POLICE
         ------------------                --------------------------
          C. Michael Daley                  Colonel David B. Mitchell
          Chairman                          Superintendent
          333 Elm Street                    1201 Reisterstown Road
          Dedham, MA 02026                  Pikesville, MD 21208-3899


A.14  TITLE

      Clear and unrestricted title for any item of equipment which is acquired under this Agreement shall pass to the MSP whenever the agreed to price is paid or as otherwise specified in this Agreement. Prior to any termination of this Agreement, the title to components of the System shall remain with LoJack.

A.15  USED EQUIPMENT

      If any used equipment is furnished by the Contractor, such equipment must be refurbished equipment that has been thoroughly inspected, repaired as necessary and warranted as equivalent to new equipment. All used equipment must be clearly identified by the Contractor. The Contractor must certify that the equipment will be accepted under the manufacturer's standard equipment agreement and standard rates. If such equipment is subsequently not accepted for maintenance, the Contractor will be responsible for all costs associated with expeditiously repairing, improving or upgrading such equipment to the level required by the manufacturer for the Contractor's maintenance program.

A.16  TERMS OF USE

      Any equipment acquired from the Contractor shall be used exclusively for a Lojack Stolen Vehicle Recovery System and may be operated at any time for the convenience of the MSP (exclusive of time required for preventive maintenance, remedial maintenance and/or approved engineering changes). There shall be no restrictions as to consecutive hours or length of personnel shifts if used as a LoJack Stolen Vehicle Recovery System, unless such restrictions are specifically incorporated.

A.17  PRICE PROTECTION

      The MSP will not pay any additional costs above those costs provided for in this Agreement for equipment or maintenance/support.

A.18  TERM OF AGREEMENT

      The term of this Agreement shall be for a period of six (6) years from the date hereof. This Agreement will automatically renew in yearly increments unless the MSP notifies LoJack, in writing, not less than ninety (90) days prior to the expiration of the Agreement that the MSP does not wish to extend the Agreement.

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A.19  RETENTION OF RECORDS

      The Contractor shall retain and maintain all records and documents relating to this Agreement for the term of this Agreement or any applicable statute of limitations, whichever is longer, and shall make them available for inspection and audit by authorized representatives of the MSP.

      Examples of records are defined as this Agreement, all orders, modifications, invoices, licenses and correspondence between the parties to this Agreement.


A.20  LIABILITY

      The Contractor shall maintain such personal injury and property damage liability insurance as necessary to protect itself from claims arising out of the performance under this Agreement.


A.21  INDEMNITY

      a. For the purpose of this section of the Agreement, the following terms have the meanings indicated:

            1. Contractor means the contractor, its officers, employees, agents and representatives.

            2. State means the State of Maryland, its departments, agencies, officials, officers and employees.

            3. Subcontractor means any subcontractor of the contractor, its officers, employees, agents and representatives.

      b.    Indemnification by Contractor

            The Contractor shall indemnify the State against liability for any suits, actions or claims of any character arising from acts or omissions of the Contractor, its agents, officers, employees or subcontractors for defects relative to the LoJack System or relating to the performance under this Agreement or its subcontractors. In no event shall LoJack be responsible for incidental or consequential damages.

      c.    Liability of State

            1. The State has no obligation to provide legal counsel or legal defense to the Contractor or its subcontractors in the event that a suit, claim or action of any character is brought by any person or persons not party to this Agreement

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                  against the Contractor or its subcontractors as a result of or relating to the Contractor's obligations under this Agreement.

            2. The State has no obligation for the payment of any judgments or the settlement of any claims made against the Contractor or its subcontractors as a result of or relating to the Contractor's obligations under this Agreement.

      d.    Notice of a Cooperation in Litigation

            The Contractor will immediately give notice to the State of any claim or suit made or filed against the Contractor or its subcontractors regarding any matter resulting from or relating to the Contractor's obligations under this Agreement, and will cooperate, assist and consult with the State in the defense or investigation of any claim, suit, or action made or filed against the State as a result of or relating to the Contractor's obligations under this Agreement.


A.22  CONTINGENT FEE PROHIBITION

      The Contractor, architect or engineer (as applicable) warrants that it has not employed or retained any person, partnership, corporation, or other entity, other than a bona fide employee or agent working for the Contractor, architect or engineer, to solicit or secure this Agreement, and that it has not paid or agreed to pay any person, partnership, corporation, or other entity, other than a bona fide employee or agent, any fee or any other consideration contingent on the making of this Agreement.


A.23  COMPLIANCE WITH LAWS

      The Contractor hereby represents and warrants that:

      a. It is qualified to do business in the State of Maryland and that it will take such action as, from time to time hereafter may be necessary, to remain so qualified;

      b. It is not in arrears with respect to the payment of any monies due and owing the State of Maryland, or any department or unit thereof, including but not limited to the payment of taxes and employee benefits, and that it shall not become so in arrears during the term of this Agreement;

      c. It shall comply with all federal, state and local laws, regulations and ordinances applicable to its activities and obligations under this Agreement; and,

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      d.  It shall obtain, at its expense, all licenses, permits, insurance and governmental approvals, if any, necessary to the performance of its obligations under this Agreement.

A.24  DRUG AND ALCOHOL FREE WORKPLACE

      1. Terms defined in COMAR 21.11.08 shall have the same meaning when used in this certification.

      2. By submission of its bid or offer, the business, if other than an individual, certifies and agrees that, with respect to its employees to be employed under this Agreement, the business shall:

          (a) maintain a workplace free of drug and alcohol abuse during the term of this Agreement; and

          (b) publish a statement notifying its employees that the unlawful manufacture, distribution, dispensing, possession, or use of drugs, and the abuse of drugs or alcohol is prohibited in the business' workplace and specifying the actions that will be taken against employees for violation of these prohibitions;

          (c) prohibit its employees from working under the influence of drugs or alcohol;

          (d) not hire or assign to work on the contract anyone whom the business knows, or in the exercise of due diligence should know, currently abuses drugs or alcohol and is not actively engaged in a bona fide drug or alcohol abuse assistance or rehabilitation program;

          (e) promptly inform the appropriate law enforcement department of every drug related crime that occurs in its workplace if the business has observed the violation or otherwise has reliable information that a violation has occurred;

          (f) establish drug and alcohol abuse awareness programs to inform its employees about:

               (i)    the dangers of drug and alcohol abuse in the workplace;

               (ii) the business' policy of maintaining a drug and alcohol free workplace;

               (iii) any available drug and alcohol counseling, rehabilitation and employee assistance programs; and,

              (iv) the penalties that may be imposed upon employees who abuse drugs and alcohol in the workplace.

        (g) provide all employees engaged in the performance of the contract with a copy of the statement required by Section 2(b), above;

        (h) notify its employees in the statement required by Section 2(b), above, that as a condition of continued employment on the contract, the employee shall:

              (i)   abide by the terms of the statement; and,

              (ii) notify the employer of any criminal, drug or alcohol abuse conviction for an offense occurring in the workplace not later than five (5) days after a conviction;

        (i) notify the MSP within ten (10) days after receiving notice under Section (2)(h)(ii), above or otherwise receiving actual notice of a conviction;

        (j)   within thirty (30) days after receiving notice under Section
              (2)(h)(ii), above, or otherwise receiving actual notice of a conviction, impose either of the following sanctions or remedial measures on any employee who is convicted of a drug or alcohol abuse offense occurring in the workplace:

              (i) take appropriate personnel action against an employee, up to and including termination; and,

              (ii) require an employee to satisfactorily participate in a bona fide drug or alcohol abuse assistance or rehabilitation program.

        (k) make a good faith effort to maintain a drug and alcohol free workplace through implementation of Section (2)(a)-(j), above.

3. If the business is an individual, the individual shall certify and agree as set forth in Section 4, below, that the individual shall not engage in the unlawful manufacture, distribution, dispensing, possession or use of drugs or the abuse of drugs or alcohol in the performance of this Agreement.

4.      I acknowledge and agree that:

        (a) this Agreement is conditional upon compliance with COMAR 21.11.08 and this certification;

          (b) the violation of the provisions of COMAR 21.11.08 or this certification shall be cause to suspend payments under, or terminate this Agreement for default under COMAR 21.07.01.11 or 21.07.03.15, as applicable; and,

          (c) the violation of the provisions of COMAR 21.11.08 or this certification in connection with the contract may, in the exercise of the discretion of the Board of Public Works, result in the suspension and debarment of the business under COMAR 21.08.06.

A.25  NON-DISCRIMINATION IN EMPLOYMENT

      The Contractor agrees:

      a. not to discriminate in any manner against an employee or applicant for employment because of race, color, religion, creed, age, sex, marital status, national origin, ancestry or physical or mental handicap unrelated in nature and extent, so as reasonably to preclude the performance of such employment.

      b. to include a provision similar to that contained in subsection (a), above, in any subcontract except a subcontract for standard commercial supplies or raw materials; and,

      c. to post and to cause subcontractors to post in conspicuous places available to employees and applicants for employment, notices setting forth substance of this clause.


A.26  NON-HIRING OF EMPLOYEES

      No employee of the MSP or any unit thereof, whose duties as such employee include matters relating to or affecting the subject matter of this Agreement, shall, while so employed, become or be an employee of the party or parties hereby contracting with the MSP or any unit thereof.

A.27  DISPUTES

      This Agreement shall be subject to the provisions of State Finance and Procurement Article, Title 15, Subtitle 2, Annotated Code of Maryland and COMAR
21.10 (Administrative and Civil Remedies). Pending resolution of a claim, the Contractor shall proceed diligently with the performance of this Agreement in accordance with the MSP's decision.

A.28  TERMINATION FOR DEFAULT

     If the Contractor fails to fulfill its obligations under this Agreement properly and on time or otherwise violates any provision of this Agreement, the MSP may terminate this Agreement by written notice to the Contractor. The notice shall specify the acts or omissions relied upon as causes for termination. All finished or unfinished work provided by the Contractor shall, at the MSP's option, become the MSP's property. The MSP shall pay the Contractor fair and equitable compensation for satisfactory performance prior to receipt of notice of termination, less the amount of damages caused by Contractor's breach. If the damages are more than the compensation payable to the Contractor, the Contractor will remain liable after termination and the MSP can affirmatively collect damages. Termination hereunder, including the determination of the rights and obligations of the parties, shall be governed by the provisions of COMAR 21.07.01.11B.


A.29  TERMINATION FOR CONVENIENCE

     The performance of work under this Agreement may be terminated by the MSP in accordance with this clause in whole, or from time to time in part, whenever the State shall determine that such termination is in the best interest of the MSP. The MSP will pay all reasonable costs associated with this Agreement that the Contractor has incurred up to the date of termination and all reasonable costs associated with termination of this Agreement. However, the Contractor shall not be reimbursed for any anticipatory profits that have not been earned up to the date of termination. Termination hereunder, including the determination of the rights and obligations of the parties, shall be governed by the provisions of COMAR 21.07.01.12A(2).

A.30  FINANCIAL DISCLOSURE

     The Contractor shall comply with the provisions of Section 13-221 of the State Finance and Procurement Article of the Annotated Code of Maryland, which requires that every business that enters into contracts, leases, or other agreements with the State of Maryland or its agencies during a calendar year under which the business is to receive in the aggregate $100,000 or more, shall, within thirty (30) days of the time when the aggregate value of these contracts, leases or other agreements reaches $100,000, file with the Secretary of the State of Maryland, certain specified information to include disclosure of beneficial ownership of the business.

A.31  POLITICAL CONTRIBUTION DISCLOSURE

     The Contractor shall comply with the provisions of Article 33, Sections 30-1 through 30-4 of the Annotated Code of Maryland, which requires that every person that enters into contracts, leases, or other agreements with the State of Maryland, including its agencies, or a political subdivision of the State, during a calendar year under which the person receives in the aggregate

$10,000 or more, shall, on or before February 1 of the following year, file with the Secretary of the State of Maryland, certain specified information to include disclosure of political contributions in excess of $100 to a candidate for elective office in any primary or general election.

A.32  VERIFICATION OF TAX PAYMENT

      All corporations doing business in the State of Maryland are required to be registered with the State of Maryland, Department of Assessments and Taxation, Comptroller's Office and the Department of Business Economic and Development. All corporations are required to have a resident agent. All corporations not incorporated in the State of Maryland are considered foreign corporations. Any contractor not certain as to their status should contact the State of Maryland Comptroller's Office at (410) 225-1623.

A.33  CONFIDENTIALITY OF INFORMATION

      Contractor agrees to observe complete confidentiality with respect to all aspects of any confidential information, proprietary data or trade secrets and any parts thereof, whether such contents are the MSP's or other manufacturers, vendors or distributors, whereby the Contractor or any Contractor's personnel may gain access while engaged by the MSP or while on MSP premises. Revealing, copying or using in any manner whatsoever, any such contents which have not been authorized by the MSP are strictly prohibited. The restrictions herein shall survive the termination of this Agreement for any reason and shall continue in full force and effect and shall be binding upon the Contractor, its agents, employees, successors, assigns, subcontractors or any party claiming an interest in this Agreement on behalf of or under the rights of the Contractor following any termination. The Contractor shall advise all of its agents, employees, successors, assigns and subcontractors who are engaged with the MSP of the restrictions, present and continuing, set forth herein. The Contractor shall defend and incur all costs for actions which arise as a result of noncompliance by the Contractor, its agents, employees, successors, assigns and subcontractors regarding the restriction herein. Restrictions encompass law enforcement activities.

A.34  DEFINITIONS

      For the purpose of this Agreement, the following terms have the meanings indicated:

           MARS - Multiple Activation Registration System

           NLETS - National Law Enforcement Telecommunications System, Inc.

           NCIC - National Crime Information Center

                   SECTION B - SYSTEM ACCEPTANCE PROVISIONS
                   ----------------------------------------

B.1  REQUIRED PERFORMANCE LEVEL

     This section establishes the criteria of the LoJack System Acceptance Test as defined in Exhibit A attached as an integral part of this Agreement. The equipment and communications must satisfactorily perform before any equipment offered by the Contractor is accepted by the MSP. This also includes replacements, substitutes and field modified items of equipment which are proposed after the completion of the original acceptance period. The acceptance period shall begin on the installation date or on the date that the Contractor certifies to the MSP that the equipment is ready for testing, whichever is later. The LoJack System shall operate in conformance with the Contractor's published technical specifications and functional descriptions, and in accordance with the LoJack System Acceptance Test, Exhibit A. The MSP will not pay any charges, either beforehand or retroactively, associated with the Contractor's requirement to successfully complete the requirements of Exhibit A.


B.2  CONTINUANCE OF PERFORMANCE PERIOD AND ACCEPTANCE OF SYSTEM

     In the event the equipment does not successfully perform and complete the LoJack System Acceptance Test during the initial sixty (60) consecutive calendar days from the date of testing commencement, the acceptance period shall continue on a day-to-day basis.


B.3  FAILURE TO MEET STANDARD OF PERFORMANCE

     If any item of equipment fails to satisfactorily complete the LoJack System Acceptance Test after ninety (90) consecutive calendar days have elapsed from the start of the testing period, the MSP may require a replacement to be provided. In the event that the equipment fails to perform, this entire Agreement may be terminated.


B.4  DELAY OF START OF PERFORMANCE PERIOD

     Should it be necessary, the MSP may delay the start of the testing period, but such a delay shall not exceed thirty (30) consecutive calendar days. Therefore, the testing period must start not later than the 31st day after the date that the Contractor certifies the system is ready for testing.

B.5   SITE PREPARATION

      a. Equipment environmental specifications, if required, shall be furnished in writing by the Contractor. These specifications shall be in such detail to ensure that the equipment to be installed in a building shall operate efficiently from the point of view of the environment.

      b. The MSP shall prepare the computer installation site in a building at its own expense and in accordance with the equipment environmental specifications. Specifications must be furnished to the MSP by the Contractor at least thirty (30) calendar days prior to the installation date or by another date mutually agreed upon when such notice is not required.

      c. Any alterations or modifications in site preparation which are directly attributed to incomplete or erroneous equipment specifications provided by the Contractor shall be made at the expense of the Contractor.

      d. All equipment proposed by the Contractor for the installation site in a building must have been approved by Underwriters Laboratories or a recognized equivalent certification agency.

B.6   INSTALLATION RESPONSIBILITY DURING IMPLEMENTATION

      Except for specific limitations contained herein, the Contractor shall be responsible for the complete installation of all equipment and shall make such items ready for operational use. Examples include unpacking, installation and connection with utility services. Employees of the MSP will accompany the Contractor on MSP site visits and monitor the installation of any System component to be installed by the Contractor.

     All tower work on MSP owned towers shall be done by the Contractor subject to site equipment specifications, supervision and inspection by MSP representatives.

     Installation of the tracking units shall be done by the LoJack Corporation at the respective police department's facilities under supervision of such police department's Motor Vehicle Division Commander. The number of tracking units to be installed at State Police, County and City facilities shall be determined by the MSP with input from the Contractor.

     The MSP and the Contractor agree that the quantity of trackers to be provided under the terms and conditions of this Agreement will be three hundred, twenty-five (325) Police Tracking Computers (PTCS).

      The Contractor shall be responsible for correcting any interference to MSP communications and speed enforcement equipment. This shall include both fixed and mobile units. MSP is not responsible for correcting any interference to Contractor's equipment.


                    SECTION C - OPERATIONAL USE PROVISIONS
                    --------------------------------------


C.1   TESTING RECORDS

      The MSP shall maintain appropriate records during the testing period to document performance requirements and MSP records shall be deemed conclusive for purposes of determining acceptance.


C.2   MOVEMENT OF EQUIPMENT

      Equipment may be transferred from one (1) MSP location to another with the approval of the MSP Motor Vehicle Division Commander, upon thirty (30) calendar days written notice to the Contractor. The Contractor shall continue to maintain the equipment at the new location. Prior written notice shall not be required when movement is required for emergencies. Shipment to and installation of equipment at the new site shall be at the Contractor's expense by any mode of transportation mutually agreeable to both parties and deemed most appropriate.


C.3   FIELD MODIFICATIONS AND/OR ENGINEERING CHANGES

      Contractor sponsored modification's and/or engineering changes shall be made with the consent of the MSP Motor Vehicle Division Commander at no additional charge. The MSP Motor Vehicle Division Commander reserves the right, at all times, to schedule these Contractor sponsored modification's and/or changes to minimize the impact on the daily operations of the MSP.



                        SECTION D - HARDWARE PROVISIONS
                        -------------------------------


D.1   RESPONSIBILITIES OF THE CONTRACTOR

      a. During the term of this Agreement, the Contractor shall provide all equipment maintenance, including parts and labor, at no charge to the MSP and shall keep the equipment in good operating condition and preserve its operating efficiency.

     b. The Contractor shall be responsible for all repairs, loss, damage or destruction of all System equipment, materials and supplies provided by the Contractor under this Agreement.

     c. The Contractor will be responsible for ensuring that, upon termination or expiration of this Agreement or the transfer, sale, trade or disposal of any MSP vehicle equipped with LoJack System equipment, such MSP vehicle will be repaired as deemed necessary by the MSP Motor Vehicle Division Commander at the Contractor's expense.

     d. The Contractor shall be responsive to all reasonable MSP requests for service/support relating to the LoJack System.

     e. The Contractor shall conduct tests, as required, to ensure that the System is operating within applicable FCC standards and other government standards, if any.


D.2  RESPONSIBILITIES OF THE MSP

     a. MSP personnel shall not perform maintenance or attempt repairs to equipment while the System is under the purview of this Agreement unless agreed to in writing by the Contractor.

     b. Subject to security regulations, the MSP shall permit access to the equipment which is to be maintained.

     c. The MSP shall provide time for Contractor sponsored modifications within ten (10) calendar days after being notified by the Contractor that the modification is ready to be made.

     d. The MSP shall report any system malfunction to a designated LoJack representative as soon as possible after any malfunction occurs.

     e. The MSP shall provide assistance for repairs to MSP equipment, as may be necessary, to interface with the LoJack System.


D.3  MAINTENANCE RESPONSE TIME

     The Contractor shall provide maintenance service to the MSP, Monday through Friday, 8:00 a.m. to 5:00 p.m., Eastern Time, (MSP holidays excluded) as follows:

      a. Acknowledgment by the Contractor of a trouble call by return telephone call to an individual designated by the MSP, shall occur within one
          (1) hour of report of a problem.

      b. On-site service by the Contractor shall occur within six (6) hours of report of a problem to the Contractor.

      c. Maximum time for completion of all MSP vehicle repairs/maintenance, will be eight (8) hours from the time the Contractor arrives on-site as required in D.3.b above. If any MSP vehicle cannot be returned to duty within the specified eight (8) hours, LoJack will install another unit, at no cost to the MSP, until original unit can be repaired.

D.4   PREVENTIVE MAINTENANCE

      The Contractor shall specify in writing the frequency and duration of the preventive maintenance required for the equipment supplied by the Contractor under this Agreement. The MSP shall specify the schedule for the performance of the preventive maintenance. This schedule may be modified by mutual agreement.

D.5   REMEDIAL MAINTENANCE

      Remedial maintenance shall be performed after notification that equipment is inoperative.

      The Contractor shall provide the MSP with a designated point(s) of contact and make arrangements to enable the Contractor's maintenance representative to receive such notification or provide an answering service or other continuous telephone coverage to permit the MSP to make such contact.

D.6   MALFUNCTION REPORTS

      The Contractor shall furnish a signed malfunction incident report to the MSP's installation representative upon completion of each on-site maintenance call. At a minimum, the report shall include the following:

      a.   Date and time notified
      b.   Date and time of arrival
      c.   Type and mode number(s) of equipment repaired
      d.   Date and time when equipment is returned to operation
      e.   Description of malfunction

          f.    Signature of Contractor's representative
          g.    Signature of MSP's representative


D.7       ADDITIONAL PROVISIONS FOR MAINTENANCE SUPPORT

          Maintenance includes all labor, parts, factory overhaul, rehabilitation, transportation and substitute equipment as necessary for effective performance and at no cost to the MSP. In those instances where it is necessary for the Contractor to return the equipment to the factory, the Contractor shall be responsible for all costs of the equipment from the time it leaves the MSP site until it is returned to the MSP site in good operating condition. Only new standard part's equal in performance to new parts shall be used in affecting repairs. Parts which have been replaced shall become the property of the Contractor. Replacement parts installed shall become the property of the owner of the equipment.


D.8       GUARANTEE (WARRANTY)

          The Contractor shall furnish all equipment maintenance, including parts and labor, beginning on the date of delivery and for the entire duration of this Agreement at no cost to the MSP.

          Contractor warrants that whenever the Contractor is unable to repair the equipment on-site, the Contractor shall bear all costs, including but not limited to, costs of packing, transportation, rigging, drayage and insurance. This guarantee shall apply to any replacement machine beginning on the date of acceptance of the replacement machine. If the equipment must be returned for repair, the Contractor shall furnish the MSP with replacement equipment until such time as the failed item has been returned in operable condition. Such replacement hardware will be delivered concurrent with the removal of the defective item.

          Contractor warrants that all equipment provided by the Contractor under this Agreement shall be free from defects affecting the functional capability of the System.

          Contractor warrants that all repairs or revisions shall be performed by persons authorized and skilled to make such repairs or revisions.

          Contractor warrants that if at any time during the duration of this Agreement, the MSP or the Contractor discover malfunctions, failures or design errors materially and adversely affecting the functional requirements of the System, the Contractor shall promptly correct such discrepancies at no cost to the MSP in order for the System to function in accordance with System specifications and the provisions of this Agreement.

D.9   REPLACEMENT PARTS

      The Contractor shall furnish replacement parts for each model, type or feature supplied by the Contractor under this Agreement for the term of this Agreement when such parts are required for replacement purposes.

D.10  MAINTENANCE CONTINUITY

      Upon request by the MSP, the Contractor agrees to provide maintenance services as defined in this Agreement for as long as the equipment is utilized by the MSP.


                     SECTION E - FINANCIAL CONSIDERATIONS
                     ------------------------------------


E.1   INVOICES

      The MSP shall pay the LoJack Corporation for the use of all products delivered or services performed under this Agreement for an annual fee of one dollar ($1.00) per year for the term of this Agreement.


                     SECTION F - TECHNICAL CONSIDERATIONS
                     ------------------------------------


F.1   TRAINING

      The Contractor, without additional charge to the MSP, shall train an adequate number of operating personnel (as the MSP designates and determines necessary), to support the daily use of equipment proposed by the Contractor.
In addition to initial training, training shall also be provided to governmental and law enforcement personnel as may be necessary as a result of expansion of the System, change in personnel or modifications to the System. Such training shall be at an MSP or local law enforcement agency location, or at Contractor's location if mutually agreed upon by the MSP and Contractor.

F.2   TECHNICAL SERVICES

      The Contractors' technical personnel shall be available to assist the MSP in implementation of acquired equipment. The amount of such technical services shall be agreed upon, in writing, before execution of this Agreement.

     The Contractor shall provide documentation and other technical data for the equipment utilized by the MSP under this Agreement.

     The MSP shall assist with the installation, testing and operational implementation of the System. MSP Radio Technicians will not assist or provide
                                                     --------
any labor with the installation involving any Lojack equipment.

     The MSP shall assist in the coordination with other governmental law enforcement entities to provide advice and support as deemed appropriate by the MSP.


F.3  HARDWARE COMPONENTS SPECIFICATION

     The hardware components delivered hereunder will conform to the detailed specifications of each component as described in specifications and/or publications provided by the Contractor, including but not limited to, physical characteristics, operating characteristics, space requirements, power requirements and maintenance. Hardware manuals shall be provided to describe the functions, characteristics and operating capabilities that may be expected of the Contractor's System.

PERSONS SIGNING THIS AGREEMENT ARE AUTHORIZED REPRESENTATIVES OF EACH PARTY TO THIS AGREEMENT AND ACKNOWLEDGE THAT EACH PARTY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year first above written.

MARYLAND STATE POLICE

By:                                     Witness:

[SIGNATURE APPEARS HERE]                [SIGNATURE APPEARS HERE] 11/08/96
----------------------------------      ----------------------------------
                        Date                                    Date


LOJACK CORPORATION

By:                                     Witness:

/s/ C. Michael Daley
----------------------------------      ----------------------------------
                        Date                                    Date


APPROVED AS TO FORM AND LEGALITY:

[SIGNATURE APPEARS HERE] 11/8/96
----------------------------------
                        Date

                                 ATTACHMENT A
                                      TO
                             AGREEMENT #MD1096LJK
                                  between the
                      MARYLAND DEPARTMENT OF STATE POLICE
                                      and
                              LOJACK CORPORATION

REFERENCE:
----------

     Attachment A is hereby incorporated by reference, made an integral part of and attached to Agreement #MD1096LJK between the Maryland Department of State Police and LoJack Corporation.


SCOPE:
------

     The Contractor shall be responsible for delivery of the products and services set forth below and in accordance with the terms and conditions of the above referenced Agreement and this Attachment A.


EQUIPMENT:
----------

     The following equipment comprising the LoJack System to be accessed and utilized by the MSP will be installed by and at the Contractor's expense. The equipment shall be used only for performing the operation of the Stolen Vehicle Recovery System. The equipment shall at all times remain personal property, notwithstanding that any component of the System may become attached to or residing on real property:

     a.   Sector Activation Computer (SAC)
     b.   Sector Activation Transmitters (SAT)
     c. Programs containing files of activation codes, reply codes, vehicle descriptions and other data which directs the activation of the System
     d.   Transmission lines and antennas required to operate the MSP's System
     e. Police Tracking Computers (PTCS) to be installed by LoJack, in state, county and local police vehicles in the State of Maryland.
     f. Any additional equipment required to implement a State of Maryland Stolen Vehicle Recovery System including any hardware necessary to interface with the MSP's existing computer system to allow the MSP to track vehicles equipped with activated LoJack System transmitters

      During the term of this Agreement, LoJack without expense to the MSP, will fund any and all modifications to MSP equipment as required by the LoJack System. The Contractor will be responsible for all engineering and programming cost incurred in interfacing the LoJack System to equipment owned or operated by the MSP and linked to the Multiple Activation Registration System (MARS) housed by the Massachusetts Criminal History Systems Board (CHSB) during the term of this Agreement.

      The Contractor will provide all modifications, upgrades and updates to LoJack System hardware being utilized by the MSP, at no cost to the MSP during the term of this Agreement.

      The Contractor shall pay all invoices for System related documented costs incurred by the MSP pursuant to this section within thirty (30) calendar days after the receipt of such invoice.

      The Contractor agrees to install the necessary System components to achieve adequate LoJack System coverage in portions of the following city and counties, including the municipalities that have a high population and incidents of vehicle theft:

      a.   Baltimore City
      b.   Baltimore County
      c.   Anne Arundel County
      d.   Howard County
      e.   Montgomery County
      f.   Prince Georges County
      g.   Charles County

      LoJack agrees to provide and install 325 Police Tracking Computers for law enforcement vehicles designated by the MSP in the State of Maryland at no cost to the MSP.

      If dedicated data communication lines to the MSP's law enforcement computer system are required for the sole use of the System, all costs will be borne by the Contractor.

FACILITIES:
-----------

      The MSP shall provide at no expense to the Contractor, spaces for the SAT antennae network on existing MSP radio towers and space inside equipment facilities at existing radio broadcast locations, as required. The availability of MSP owned radio towers shall be at the sole determination of the MSP. Such permission shall not unreasonably be withheld. The Contractor shall, upon written request from the MSP, provide an engineering analysis of radio interference, structural loading and other related factors for each radio tower owned by the MSP. No new towers shall be acquired or erected by the MSP solely for the purpose of implementation of the System.

     The MSP shall operate the System facility on a full-time basis during the term of this Agreement. Such staffing and operation shall commence upon the successful completion of the LoJack System Acceptance Test attached hereto as Exhibit A.

FACILITY ACCESS:
----------------

     The MSP shall provide identification for the Contractor's employees to enter into MSP restricted areas as deemed appropriate by the MSP. The parties agree that all employees or agents designated by the Contractor to work in or about MSP owned or operated facilities must be reasonably acceptable to the MSP and shall be subject to security approval. The Contractors' employees or agents may be denied access to MSP facilities at the sole determination of the MSP.

FEDERAL COMMUNICATIONS COMMISSION LICENSES:
-------------------------------------------

     This Agreement shall be subject to the rules, regulations and policies of the Federal Communications Commission (FCC). The MSP shall have the right to take any actions as may be necessary to comply with FCC requirements. The MSP shall be the holder of the license issued by the FCC. Any costs incurred by the MSP in obtaining such license shall be at the expense of the Contractor.

PUBLICATIONS AND DISCLOSURES:
-----------------------------

     The Contractor shall not represent, publish, cause to be published or disseminate in any manner for any purpose whatsoever, that the System is sponsored or endorsed by the MSP or any other government law enforcement entities within the State of Maryland.

     The Contractor agrees that any sales agreements, brochures, warranties or any form of printed advertising used in connection with any sale of LoJack Units shall contain the following statement and, at a minimum, the following statement shall be prominently displayed on the product literature or otherwise shown in writing to the purchaser immediately before purchase:

"THE STATE OF MARYLAND, THE MARYLAND DEPARTMENT OF STATE POLICE, THE COMMONWEALTH OF VIRGINIA AND THE DEPARTMENT OF VIRGINIA STATE POLICE, ARE NOT PARTIES TO THE SALES AGREEMENT RELATING TO THIS PRODUCT AND DO NOT WARRANT, GUARANTEE, ASSURE OR OTHERWISE MAKE ANY REPRESENTATIONS OR ENDORSEMENTS REGARDING THE CONTINUATION, USE, ACCURACY, RELIABILITY, MERCHANTABILITY, FITNESS FOR USE OR OPERATION OF THIS PRODUCT OR THE LOJACK STOLEN VEHICLE RECOVERY SYSTEM OR ANY OF THE SYSTEM'S COMPONENT PARTS."

     The MSP agrees and acknowledges that the Contractor may make reference to MSP and local entities with regard to the generic explanation of the operation of the LoJack Stolen Recovery System. Advertising containing reference to the State of Maryland, the Maryland Department of State Police or any other law enforcement entity of the State of Maryland, shall be subject to the approval of the MSP. In the event that any approval by the MSP of any advertising is required, the MSP shall not unreasonably withhold such approval and will approve or deny such advertising, in writing, within fifteen (15) calendar days from the date of receipt of the proposed advertising request.


OPTIONAL PURCHASES:
-------------------

     The Contractor agrees that any governmental law enforcement entity within LoJack's coverage area in the State of Maryland, shall have the option of purchasing LoJack's Police Tracking Computers at a price not to exceed $1,750.00 including installation, throughout the term of this Agreement.


SALE OF LOJACK UNITS:
---------------------

     The Contractor shall be responsible for marketing, selling, installing and maintaining LoJack units to be installed in privately owned individual vehicles and shall use best efforts to sell sufficient quantities of such units to the public in order to make proper use of the System.


OTHER RIGHTS OF THE MSP:
------------------------

     The Contractor agrees that nothing in this Agreement shall be construed to determine law enforcement priorities at any given time regardless of the circumstances. The Contractor agrees that the MSP or any other governmental law enforcement entity shall, at all times, regain the right to establish law enforcement priorities for law enforcement service to LoJack units.


OBLIGATIONS AFTER TERMINATION:
------------------------------

     LoJack recognizes that applicable law and regulations may require that subsequent MSP contracts for continuation of the LoJack System or another stolen vehicle recovery system, if available, after termination of this Agreement may be based upon competitive bidding. The MSP has concerns regarding persons who then will have purchased and installed LoJack unit transmitters in their personal vehicles. The MSP intends to require that all bidders propose a stolen vehicle recovery system which will continue to enable the LoJack units to function as part of the continuing system ("compatible system"). In recognition of the MSP's concern that any such "compatible system" may infringe on LoJack patents or other proprietary technology, LoJack hereby agrees to license the bidder selected by MSP to use the technology in the State of Maryland. Such license to be as broad as is required to avoid such infringement. LoJack further agrees that it will charge no higher total royalty (inclusive of initial payment, if any, and continuing royalties), than is reasonable in the circumstances, taking into account the extent of the technology required, the cost of developing the same and the size of the relevant market.

        The MSP's obligation to utilize the System in accordance with the provisions of this Agreement shall not prevent the MSP from testing, using or procuring other stolen vehicle recovery systems, if available, as it may desire during the term of this Agreement.

MSP PROJECT MANAGER:
--------------------

        The MSP shall act as the project manager for coordinating the installation and utilization of the LoJack System in the State of Maryland and assist, where possible, in the coordination of the Stolen Vehicle Recovery System. Also, the MSP must request of the Massachusetts CHSB, approval to utilize the Massachusetts Stolen Vehicle Recovery System for the computer interface to initiate the activation of State of Maryland LoJack equipped vehicles.

        The MSP project manager shall be:

                   Lt. Robert L. Scruggs
                   Bureau of Drug and Criminal Enforcement
                   (410) 290-0050 Ext. 305

        The MSP reserves the right to redesignate the project manager at any time during the term of this Agreement.

        The MSP responsibilities as project manager shall include the following:

        a. Shall be responsible in conjunction with the Contractor for obtaining state approval for any required federal communication licensing applications to operate a Stolen Vehicle Recovery Network using the LoJack System within the State of Maryland. Any out of the pocket costs regarding this application shall be at the expense of LoJack.

        b. The MSP agrees that the LoJack System being offered by LoJack is contingent upon approval of the Massachusetts CHSB approving a request by the MSP to interface with the existing Stolen Vehicle Recovery System presently in operation by the Massachusetts State Police at Police Headquarters in Boston, Massachusetts. Such approval is to be requested in writing by the MSP and accepted by the Massachusetts CHSB in writing before LoJack will initiate any preliminary plans to draw specifications for the Maryland Stolen Vehicle Recovery System or implementing a LoJack System in the State of Maryland.

     c. Shall reasonably assist with efforts involving other Maryland state, county and local law enforcement entities in the implementation of the LoJack Stolen Vehicle Recovery Network.

     d. Assist in the allocation and deployment of the Police Tracking Computer Network to participating government law enforcement entities within the State of Maryland.

     e. Secure the cooperation of any other Maryland government agency or department required to install or implement the LoJack System.

IMPLEMENTATION SCHEDULE:
------------------------

     The Contractor, with full coordination with the MSP, shall prepare and deliver to the MSP, a specific implementation schedule within twelve (12) weeks of the signing of this Agreement. The installation of the Maryland System is contingent upon written approval by the Massachusetts CHSB of an interface to the Massachusetts Stolen Vehicle Recovery System at the Headquarters of the CHSB in Massachusetts. The vehicle for transmission of the necessary information to CHSB will be through utilizing the National Law Enforcement Telecommunications System (NLETS) line in cooperation with the two (2) agencies, CHSB and MSP. The System shall be fully implemented no later than one (1) calendar year from the date of final execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year first above written.

MARYLAND STATE POLICE

By:                                    Witness:


[SIGNATURE APPEARS HERE]               [SIGNATURE APPEARS HERE]  11/08/96
--------------------------------       ------------------------------------
                          Date                                   Date


LOJACK CORPORATION

By:                                    Witness:


/s/ C. Michael Daley
---------------------------------      ------------------------------------
                          Date                                   Date


APPROVED AS TO FORM AND LEGALITY:

[SIGNATURE APPEARS HERE]  11/8/96
---------------------------------
                          Date

                                   EXHIBIT A
                                      TO
                             AGREEMENT #MD1096LJK
                                  between the
                      MARYLAND DEPARTMENT OF STATE POLICE
                                      and
                              LOJACK CORPORATION


                         LOJACK SYSTEM ACCEPTANCE TEST
                         -----------------------------


     The LoJack System Acceptance Test shall evaluate:

     a. the activation, "speed up" and deactivation of the LoJack receiver unit

     b.    the ability of the related tracking unit to detect and track

     c. the combined effective range of the LoJack transmitting unit and the tracking unit receiver

     d.    the effective range of a typical activation transmitter/antenna

     e. the user interface of the overall LoJack System with respect to controlling the tracking procedure and the advisory messages which result from a particular action

     The overall LoJack System has been divided into three (3) general areas which are to be evaluated:


1.0  COMMUNICATIONS

     1.1 Proper operation of the NLETS communications lines between MSP and MARS.

           1.1.1  Test in accordance with Section 3.2.5

     1.2 NLETS response times to agency requests. Responses should be received within fifteen (15) seconds at any reasonable traffic load.

2.0  SOFTWARE

     The performance of the LoJack provided software in MARS, is highly dependent on the validity of the data files which it receives from MSP. The MSP shall perform extensive testing of the related software. The correct functioning of the overall LoJack MSP System, shall be used to attest to the validity of all the software involved. To resolve any discrepancies which arise during testing, each interface transaction will be continually recorded for references.


3.0  FUNCTIONALITY

     3.1 Functionality tests will require three (3) vehicles to carry a LoJack transmitter unit and one (1) search vehicle equipped with the corresponding Lojack tracking unit. A radio voice link between the test center at MSP Headquarters and the search vehicle will be required. This series of tests shall test the functional behavior of the LoJack System with respect to:

           a.     the ability to activate a vehicle transmitter
           b. the ability to discriminate between multiple active vehicle transmitters
           c.     the ability to put a transmitter into the "speed up" mode
           d.     the ability to deactivate a vehicle transmitter

     3.2   Zero Range Test:
           ---------------

           All vehicles participating in the test shall be assembled in close proximity to one another to quickly determine the test objectives in 3.1. a. through d. above,

           3.2.1 Enter the three (3) test vehicles as stolen using an MSP National Crime Information Center (NCIC) quality control terminal to enter an EV message transaction for each of the three (3) test vehicles. In addition to normal response messages to the originating terminal, the following should happen:

                  a. a "LoJack unit activated" message should be returned by the MARS to the originating terminal for each EV request entered.

                  b. the transmitter on each stolen vehicle should be activated within three (3) minutes. This will be verified by maneuvering the search vehicle to pick up the stolen vehicle(s) transmission and then reading out the reply code for each vehicle. The displayed reply code on the search vehicle tracking unit should agree with the reply code provided by the LoJack Corporation.

           3.2.2 Using one (1) of the stolen vehicle reply codes obtained above, enter a LoJack query transaction into an MSP NCIC quality control terminal. The following should happen:

                  a. MARS should return a message to the originating MSP terminal, stating that a car is stolen and that the LoJack unit was put in the "speed up" mode for easier tracking.

                  b. The tracking unit display in the search vehicle should provide an indication of the increased transmission rate from the sped up transmitter in the stolen vehicle. This will verify that the test vehicle transmitter was actually put in the "speed up" mode.

           3.2.3 Enter a CV transaction using the related attributes, NCIC and the vehicle identification number (VIN), of the stolen vehicle which was just put into the "speed up" mode (above). This will clear the vehicle as stolen in the NCIC files and result in the normal response to the originating MSP terminal. In addition, the following should happen:

                  a. MARS should send a message to the originating terminal stating that the vehicle just cleared was LoJack unit equipped and is now deactivated.

                  b. The LoJack transmitter in the test vehicle just cleared should turn off completely within three (3) minutes. This will be confirmed by the tracking unit in the search vehicle being unable to display the related reply code which was displayed prior to entering the CV transaction.

                  3.2.3.1 Enter a LoJack query for the reply code of the test vehicle just cleared to verify that the MARS files no longer classify the vehicle as activated. This should result in the MARS sending a message to the originating terminal which states that the vehicle is not stolen and that the LoJack unit was deactivated.

           3.2.4 Repeat tests 3.2.3 and 3.2.3.1 to clear the two (2) remaining stolen test vehicles using a LV message request on one and a XV request for the other.

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     3.2.5 Modified Vehicle Test(MV):
           --------------------------

           A stolen vehicle record is created in NCIC and is then activated. Then another stolen test vehicle's VIN is used in a MV request to modify the original stolen vehicle's record in NCIC. This should cause the original vehicle to be deactivated and the vehicle with the newly updated VIN to become activated.

           3.2.5.1 Using the VIN of one (1) of the test vehicles, enter an EV request via an MSP NCIC quality control terminal. This should cause the test vehicle's transmitter to become activated and can be verified by the related reply code displayed on the search vehicle's tracking unit.

           3.2.5.2 Using the VIN of the second test vehicle, enter a MV request via an MSP NCIC quality control terminal. This should cause the original test vehicle transmitter to become deactivated and the second test vehicle to become activated. The reply code of the second test vehicle should now be displayed on the search vehicle's tracking unit display.

           3.2.5.3 Verify the new vehicle's status in the NCIC files. Enter a LoJack query request with the reply code of the first test vehicle via an MSP NCIC quality control terminal. The resulting response to the terminal should indicate that the vehicle is not stolen and that its transmitter is being deactivated. Then enter a LoJack query request with the reply code of the second test vehicle. The resulting response should indicate that the vehicle is stolen and that the LoJack transmitter has been sped up for tracking.

           3.2.5.4 Enter a CV request to clear the second vehicle in the NCIC files. This should be verified by a LoJack query by reply code.

3.3   LoJack Activation Transmission Range:
      -------------------------------------

      The effective range of an activation transmitter will be dependent upon diverse factors; e.g., activation antenna height, the flatness of the surrounding terrain, man made obstruction and the radiated power of the antenna. The results of this test should be representative of a typical activation range.


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      3.3.1 Select the Maryland tower which has the LoJack activation transmitter/antenna installed.

      3.3.2 Position a LoJack equipped test vehicle beyond the range of the selected activation transmitter site. LoJack Corporation shall provide this range information.

      3.3.3 Enter an EV for the test vehicle via an MSP NCIC quality control terminal.

      3.3.4 Instruct the test vehicle to proceed in the direction of the LoJack activation transmitter site until the LoJack unit successfully activates. From this information and the location of the LoJack transmitter site on the map, the approximate activation range can be determined.

      3.3.5 Enter a CV request to clear the test vehicle.


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